Exhibit (23)A

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption 'Experts' in the Registration Statement on Form S-3 and related Prospectus of Halifax Corporation to be filed on or about March 28, 1997 for the registration of 350,464 shares of its common stock and to the incorporation by reference therein of our report dated June 5, 1996, with respect to the consolidated financial statements and schedule of Halifax Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1996, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP

          March 25, 1997
          Washington, D.C.